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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. pertaining to AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan of our report dated February 16, 1996, relating to the consolidated financial statements and schedule of Cellular Communications, Inc., included in its Annual Report (Form 10-K, as amended) for the year ended December 31,1995.



/s/ Ernst & Young LLP

New York, New York
December 12, 1996


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